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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-00000) and related Prospectus of ALC Communications Corporation for the registration of 661,253 shares of common stock of our report dated January 25, 1994, with respect to the consolidated financial statements and schedules of ALC Communications Corporation and subsidiary included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



ERNST & YOUNG

Detroit, Michigan
March 31, 1994